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As filed with the Securities and Exchange Commission on ___________
                                                    Registration No. 333-_______

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               NEOGEN CORPORATION

   --------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Michigan                                   38-2367843
------------------------------------------        ------------------------------
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                     Identification No.)

           620 Lesher Place
          Lansing, Michigan                                48912-1595
------------------------------------------        ------------------------------
(Address of Principal Executive Offices)                   (Zip Code)


                               NEOGEN CORPORATION
                         401 (k) RETIREMENT SAVINGS PLAN

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                            (Full title of the plan)

                                James L. Herbert
                               Neogen Corporation
                                620 Lesher Place
                          Lansing, Michigan 48912-1595
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                     (Name and address of agent for service)


                                 (517) 372-9200
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          (Telephone number, including area code, of agent for service)

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

                                          Calculation of Registration Fee
---------------------------------------------------------------------------------------------------------------------
                                                                                    Proposed
                                                                                     Maximum
                                                             Proposed               Aggregate             Amount of
   Title of securities          Amount to be             Maximum Offering           Offering            Registration
    to be registered           Registered (1)             Price Per Share            Price                  Fee
---------------------------------------------------------------------------------------------------------------------

   Common Shares (1)          200,000 shares (2)            $13.125                2,625,000              241.50 (3)
----------------           -----------------         --------------           --------------        ------------


(1)  $0.16 par value per share.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Shares, as quoted on The Nasdaq National Market on November 26, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are incorporated by reference in this registration statement:

     1. Annual Report on Form 10-K for the fiscal year ended May 31, 2002 as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     2. Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2002, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     3. The description of the registrant's common shares included in the Prospectus dated October 22, 1996 included in the Registration Statement on Form S-2 (File no. 33-12193) effective October 22, 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, under the caption "Description of Capital Stock" in the Prospectus.

     All documents subsequently filed pursuant to Sections 13(a) 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of such documents.

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ITEM 4.                    DESCRIPTION OF SECURITES.

           Not applicable.

ITEM 5.                    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.                    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Michigan Business Corporation Act permits Michigan corporations to limit the personal liability of directors for breaches of their fiduciary duties. The Articles of Incorporation of the registrant so limit the liability of directors. The registrant's by laws also provide for indemnification of directors and officers [to the greatest extent permitted by law].

           The Articles of Incorporation limit director liability for breaches of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of laws, (iii) a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) any transaction from which the director derived any improper personal benefit. These provisions, however, do no affect liability under the Securities Act.

           The Michigan Business Corporation Act authorizes a corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred) for any action taken or any failure to take any action as a director or officer, except for liability for specified acts. The provisions of the Registrant's Bylaws relating to indemnification of directors and officers [require the registrant to indemnify directors and officers] to the fullest extent permitted by Michigan Law. The provisions of the Michigan Business Corporation Act are broad enough to permit indemnification with respect to liabilities arising under the Securities Act or the Michigan Uniform Securities Act.

           In addition, the Registrant has obtained directors' and officers' liability insurance. The policy provides for $5,000,000 in coverage including liabilities under the Securities Act.

ITEM 7.                    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.

ITEM 8.                    EXHIBITS.

           5.1 Internal Revenue Service Determination Letter as to the Plan.

           23.1            Consent of Deloitte & Touche, LLP.

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           23.2            Consent of BDO Seidman, LLP.

           24.1 Powers of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement).

           99.1            Neogen Corporation 401 (k) Retirement Savings Plan.

ITEM 9.                    UNDERTAKINGS.

           (a)             The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                     (i)   To include any prospectus required by
                                     Section 10(a)(3) of the Securities Act of
                                     1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act and incorporated herein by reference;

                                     (ii)  To reflect in the prospectus any
                                     facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act and incorporated herein by reference;

                                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                           (2) That, for the purpose of determining any
                               liability under the Securities Act of 1933, each such post-effective

                                        4

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                               amendment shall be deemed to be a new
                               registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for purposes of determining any liability
                               under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                               Section 13(a) or Section 15(d) of the Securities Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on December 2, 2002.

                                               NEOGEN CORPORATION


                                               By: /s/ JAMES L. HERBERT
                                               -----------------------------
                                                        James L. Herbert
                                                        Its:  President

                                        5

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                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of NEOGEN CORPORATION, a Michigan corporation (the "Registrant"), hereby constitutes and appoints James L. Herbert and Richard R. Current and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Registrant under the Securities Act, pursuant to the Neogen Corporation 401 (k) Retirement Savings Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in an about the premises in order to effectuate the personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                           Date
--------------------------    ----------------------------    ---------


/s/ JAMES L. HERBERT          President, Chief Executive      December 2, 2002
--------------------------    Officer, Director (Principal
James L. Herbert              Executive Officer)


/s/ RICHARD R. CURRENT        Vice President,                 December 2, 2002
--------------------------    Chief Financial Officer
Richard R. Current            (Principal Financial and
                              Accounting Officer)


/s/ JACK C. PARNELL           Chairman, Board of Directors    December 2, 2002
--------------------------
Jack C. Parnell

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/s/ THOMAS H. REED              Secretary and Director          December 2, 2002
--------------------------
Thomas H. Reed


/s/ LON M. BOHANNON             Director                        December 2, 2002
--------------------------
Lon M. Bohannon


/s/ ROBERT M. BOOK              Director                        December 2, 2002
--------------------------
Robert M. Book


/s/ HERBERT D. DOAN             Director                        December 2, 2002
--------------------------
Herbert D. Doan


/s/ GORDON E. GUYER             Director                        December 2, 2002
--------------------------
Gordon E. Guyer


/s/ LEONARD E. HELLER           Director                        December 2, 2002
--------------------------
Leonard E. Heller


/s/ G. BRUCE PAPESH             Director                        December 2, 2002
--------------------------
G. Bruce Papesh

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